Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	April 22, 2021		574-235-2000
1st Source Corporation Reports Record First Quarter Results,
Cash Dividend Increased
QUARTERLY HIGHLIGHTS
•Net income was a record $28.11 million for the quarter, up 71.24% from the first quarter of 2020. Diluted net income per common share was also a record at $1.10, up from the prior year’s first quarter of $0.64.
•Cash dividend of $0.30 per common share approved, up 7.14% from the $0.28 per common share declared a year ago.
•Return on average assets of 1.55% and return on average common shareholders’ equity of 12.74% compared to 1.00% and 7.81%, respectively in the first quarter of 2020.
•Average loans and leases were relatively flat from the previous quarter and up $400.61 million or 7.86% from the first quarter of 2020. Excluding the Paycheck Protection Program, average loans and leases increased slightly from the previous quarter and the decreased slightly from the first quarter of 2020.
•Average deposits were stable from the previous quarter and grew $708.10 million or 13.43% from the first quarter of 2020.
•Net charge-offs were $3.50 million and nonperforming assets to loans and leases were 1.12% compared to $1.81 million and 0.68%, respectively in the first quarter of 2020.
•Provision for credit losses of $2.40 million compared to $11.35 million in the first quarter of 2020.
•Net interest income increased $2.57 million, or 4.68% from the first quarter of 2020.
•Noninterest income increased $1.25 million, or 5.06% from the first quarter of 2020. Excluding leased equipment depreciation, noninterest income increased 15.11%.
•Noninterest expenses decreased $2.40 million, down 5.15% from the first quarter of 2020. Excluding leased equipment depreciation, noninterest expense decreased 1.80%.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $28.11 million for the first quarter of 2021, up 71.24% from the $16.41 million reported in the first quarter a year ago. The net income comparison was positively impacted by a $8.96 million reduction in the provision for credit losses primarily due to stabilizing economic conditions compared to the start of the pandemic a year ago. Although loan growth occurred during the quarter, the majority of the growth was Paycheck Protection Program (PPP) loans which have minimal credit risk.
Diluted net income per common share for the first quarter of 2021 was up 71.88% to $1.10 versus $0.64 in the first quarter of 2020.
At its April 2021 meeting, the Board of Directors approved an increase in the cash dividend to $0.30 per common share, up 7.14% from the $0.28 per common share declared a year ago. The cash dividend is payable to shareholders of record on May 4, 2021 and will be paid on May 14, 2021.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “Throughout the first quarter, our team has been dedicated to serving the needs of our small business clients with their Paycheck Protection Program (PPP) needs. The PPP funds made available through the American Rescue Plan have been vital to the success of small businesses across the Nation, and our team has worked tirelessly to ensure our communities received those dollars and support while available. We made a specific effort to focus on serving minority- and women-owned businesses with this latest round of PPP support, as data shows such businesses were underserved nationally in the previous round of PPP funding. We’re proud to say we have been able to fulfill that objective, and we were able to secure loans for over 400 minority- and women-owned businesses, which represents approximately 15% of our overall efforts in this latest round of PPP funding.
“We were pleased to learn during the first quarter that Forbes had named 1st Source among ‘America’s Best Mid-size Employers,’ as we were one of only 10 Indiana-based companies to be included among the list of 500 companies with over 1,000 employees. This ranking was compiled via survey in partnership with Statista. Fifty thousand participants were asked to rate, on a scale of zero to 10, their willingness to recommend their own employers to friends and family, to nominate organizations other than their own, and to list companies they would not recommend. It’s long been our goal to provide a values-based workplace and culture among our colleagues of which they are all proud, and the achievement of being named among the top mid-size employers in the country lets us know our efforts are making a difference.
“Additionally, we were also honored to receive the ‘Gold Level Award’ in the Community Lender category for the eighth year in a row from the Indiana District of the U.S. Small Business Administration (SBA). The award honors 1st Source Bank for delivering the greatest number of SBA loans in the state of Indiana in 2020 among Community Banks with less than $10 billion in assets, excluding loans associated with PPP. As an organization, we have devoted over 156 years to serving small businesses and we maintain a dedicated SBA Department to ensure the highest level of service to our clients. We’re honored to receive this award for an eighth consecutive year, and we’re also honored that our clients have chosen us as their trusted financial partner. This award is welcome confirmation that we earned that trust through hard work and client support, and we’re committed to continuing that well into the future.
“Throughout the pandemic, our focus has remained on keeping our clients, our colleagues and families safe so we can deliver the highest level of service. As vaccines have rolled out in recent months, and as we closely monitor local infection rates and information from local health officials, we have made the strategic decision to quietly and measuredly relax our by-appointment-only model for visits to our banking center lobbies. Doors are unlocked, and clients are now able to visit with their bankers – masked and socially distanced of course – more spontaneously than has been the case in the last year. We’re confident we are doing our best to ensure the safety and well-being of all those we employ and interact with while also getting back to a sense of “business as usual” for our clients, who have expressed their eagerness to conduct their banking needs in person without making an appointment in advance. As always, we will continue to review and analyze data from local health departments to make the best decisions possible for the health and safety of our team members, clients and communities.

“Lastly, let me comment on our performance in the first quarter. While we are very pleased with our record earnings, a number of items coincided in the quarter which improved our results that may not occur in the future. We received $132.91 million in PPP forgiveness providing $3.98 million in accelerated fee income. Mortgage volumes remained strong and people in our markets received stimulus support from the government. As mentioned earlier, our credit risks reduced substantially due to improvements in the economy and the assistance of PPP to many of our clients. Whether those benefits are sustainable are dependent on the continuing vaccination of people in the communities and businesses we serve, the true opening up of the economy and manufacturing supply chains and housing availability improving,” Mr. Murphy concluded.
FIRST QUARTER 2021 FINANCIAL RESULTS
Loans
Average loans and leases of $5.50 billion increased $400.61 million, up 7.86% in the first quarter of 2021 from the year ago quarter and were relatively flat from the previous quarter. Loan growth is primarily from PPP originations when compared to the first quarter of 2020. During the first quarter 2021, PPP originations totaled $232.44 million which was offset by SBA forgiveness of $132.91 million.
Deposits
Average deposits of $5.98 billion grew $708.10 million for the quarter ended March 31, 2021, up 13.43% from the year ago quarter and were stable from the previous quarter. Deposit growth is primarily from PPP loan fundings and increased consumer deposit levels compared to 2020.
Net Interest Income and Net Interest Margin
First quarter 2021 tax-equivalent net interest income of $57.53 million increased $2.54 million, or 4.61% from the first quarter a year ago and decreased $4.70 million, or 7.55% from the fourth quarter of 2020.
First quarter 2021 net interest margin was 3.35%, a decrease of 22 basis points from the 3.57% for the same period in 2020 and decreased 19 basis points from the previous quarter. First quarter 2021 net interest margin on a fully tax-equivalent basis was 3.35%, a decrease of 23 basis points from the 3.58% for the same period in 2020 and was lower by 20 basis points compared to the previous quarter. The margin continues to experience pressure from the low interest rate environment. PPP loans had a positive impact on the net interest margin of a net 10 basis points for the quarter due to accelerated PPP loan origination fee amortization as a result of SBA forgiveness. We recognized $3.98 million in PPP loan fees during the first quarter of 2021. During the prior quarter, PPP loans had a positive impact on the net interest margin of a net 27 basis points and we recognized $7.84 million in PPP loan fees.
Noninterest Income
First quarter 2021 noninterest income of $25.87 million increased $1.25 million, or 5.06% from the first quarter a year ago and was relatively flat from the fourth quarter of 2020.

Noninterest income during the three months ended March 31, 2021 was higher compared to a year ago mainly from improved mortgage banking income driven by gains on a higher volume of loan sales, increased debit card income, and higher trust and wealth advisory fees as market values improved on assets under management offset by less equipment rental income as demand for leases declined and lower service charges on deposit accounts due to fewer overdraft and non-sufficient fund transactions.
Noninterest Expense
First quarter 2021 noninterest expense of $44.14 million decreased $2.40 million, or 5.15% from the first quarter a year ago and decreased $4.82 million, or 9.85% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were down 1.80% from the first quarter a year ago and down 8.31% from the prior quarter.
The decrease in noninterest expense during the first quarter compared to a year ago was mainly due to lower leased equipment depreciation as the average equipment rental portfolio continues to decline, a decreased valuation provision for interest rate swaps with customers, and reduced business development expenses as travel and entertainment continue to be curtailed due to the pandemic offset by higher salaries and wages due to incentive awards and normal merit increases, and increased FDIC insurance premiums due to FDIC assessment credits received in the first quarter of 2020 which was not present in 2021.
The decrease in noninterest expense from the prior quarter was primarily the result of lower salaries and wages was due to a one-time special award made to most employees at the end of 2020 and higher deferred salary expense on PPP loan originations during the quarter, lower leased equipment depreciation as the average equipment rental portfolio continues to decline, decreased group insurance costs on lower seasonal claims, and a lower valuation provision for interest rate swaps with customers.
Credit
The allowance for loan and lease losses as of March 31, 2021 was 2.53% of total loans and leases compared to 2.56% at December 31, 2020 and 2.35% at March 31, 2020 (incurred loss method). The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in an allowance of 2.74% at March 31, 2021 compared to 2.73% at December 31, 2020. Net charge-offs of $3.50 million were recorded for the first quarter of 2021 compared with net charge-offs of $1.81 million in the same quarter a year ago and $3.72 million of net charge-offs in the prior quarter. The majority of charge-offs in 2021 were related to the bus division of the auto and light truck portfolio which continues to be impacted by the pandemic shutdowns of events and tourism.
The provision for credit losses was $2.40 million for the first quarter of 2021, a decrease of $8.96 million compared with the same period in 2020 and a decrease of $2.57 million from the fourth quarter of 2020. The ratio of nonperforming assets to loans and leases was 1.12% as of March 31, 2021, compared to 1.16% on December 31, 2020 and 0.68% on March 31, 2020. Excluding PPP loans, the ratio of non-performing assets to loans and leases was 1.22% at March 31, 2021 and 1.24% at December 31, 2020.

Capital
As of March 31, 2021, the common equity-to-assets ratio was 11.87%, compared to 12.12% at December 31, 2020 and 12.63% a year ago. The tangible common equity-to-tangible assets ratio was 10.87% at March 31, 2021 compared to 11.10% at December 31, 2020 and 11.53% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.43% at March 31, 2021 compared to 13.06% at December 31, 2020 and 12.57% a year ago. During the first quarter of 2021, 155,457 shares were repurchased for treasury reducing common shareholders’ equity by $6.62 million.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2021 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
AVERAGE BALANCES
Assets	$7,350,413	$7,402,431	$6,611,121
Earning assets	6,960,551	6,981,460	6,181,794
Investments	1,230,977	1,098,072	1,030,640
Loans and leases	5,499,009	5,517,707	5,098,397
Deposits	5,980,471	5,969,776	5,272,376
Interest bearing liabilities	4,577,664	4,635,661	4,415,552
Common shareholders’ equity	894,553	884,530	844,724
Total equity	938,451	921,913	867,605
INCOME STATEMENT DATA
Net interest income	$57,412	$62,107	$54,844
Net interest income - FTE(1)	57,533	62,234	54,995
Provision for credit losses	2,398	4,970	11,353
Noninterest income	25,869	25,985	24,622
Noninterest expense	44,140	48,964	46,535
Net income	28,106	26,463	16,418
Net income available to common shareholders	28,105	26,464	16,413
PER SHARE DATA
Basic net income per common share	$1.10	$1.03	$0.64
Diluted net income per common share	1.10	1.03	0.64
Common cash dividends declared	0.29	0.28	0.29
Book value per common share(2)	35.27	34.93	33.32
Tangible book value per common share(1)	31.95	31.62	30.03
Market value - High	50.38	41.10	52.16
Market value - Low	38.73	30.33	26.07
Basic weighted average common shares outstanding	25,320,930	25,492,140	25,523,356
Diluted weighted average common shares outstanding	25,320,930	25,492,140	25,523,356
KEY RATIOS
Return on average assets	1.55%	1.42%	1.00%
Return on average common shareholders’ equity	12.74	11.90	7.81
Average common shareholders’ equity to average assets	12.17	11.95	12.78
End of period tangible common equity to tangible assets(1)	10.87	11.10	11.53
Risk-based capital - Common Equity Tier 1(3)	13.43	13.06	12.57
Risk-based capital - Tier 1(3)	15.12	14.73	13.97
Risk-based capital - Total(3)	16.39	15.99	15.23
Net interest margin	3.35	3.54	3.57
Net interest margin - FTE(1)	3.35	3.55	3.58
Efficiency ratio: expense to revenue	53.00	55.58	58.56
Efficiency ratio: expense to revenue - adjusted(1)	50.99	53.32	55.79
Net charge offs to average loans and leases	0.26	0.27	0.14
Loan and lease loss allowance to loans and leases	2.53	2.56	2.35
Nonperforming assets to loans and leases	1.12	1.16	0.68

	March 31,	December 31,	September,	June 30,	March 31,
	2021	2020	2020	2020	2020
END OF PERIOD BALANCES
Assets	$7,511,931	$7,316,411	$7,290,949	$7,365,146	$6,735,118
Loans and leases	5,523,085	5,489,301	5,627,036	5,692,322	5,129,514
Deposits	6,131,341	5,946,028	5,896,855	5,993,456	5,275,911
Allowance for loan and lease losses	139,550	140,654	136,817	131,283	120,798
Goodwill and intangible assets	83,942	83,948	83,953	83,959	83,964
Common shareholders’ equity	891,295	886,845	877,754	864,995	850,897
Total equity	935,759	930,670	915,015	901,653	877,302
ASSET QUALITY
Loans and leases past due 90 days or more	$66	$115	$81	$256	$191
Nonaccrual loans and leases	58,513	60,388	70,595	62,800	26,301
Other real estate	369	359	303	303	362
Repossessions	2,214	1,976	4,639	6,132	9,020
Equipment owned under operating leases	1,647	1,695	136	57	—
Total nonperforming assets	$62,809	$64,533	$75,754	$69,548	$35,874
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2021	2020	2020	2020
ASSETS
Cash and due from banks	$69,683	$74,186	$62,575	$72,756
Federal funds sold and interest bearing deposits with other banks	266,271	168,861	91,641	49,543
Investment securities available-for-sale	1,291,340	1,197,467	1,083,427	1,057,169
Other investments	27,429	27,429	27,674	28,414
Mortgages held for sale	9,351	12,885	20,990	13,449
Loans and leases, net of unearned discount:
Commercial and agricultural	1,238,708	1,186,118	1,418,047	988,115
Solar	296,124	292,604	263,472	178,347
Auto and light truck	552,676	542,369	527,582	577,757
Medium and heavy duty truck	268,636	279,172	271,248	278,076
Aircraft	873,770	861,460	806,162	773,132
Construction equipment	705,744	714,888	723,596	718,307
Commercial real estate	975,383	969,864	961,550	930,757
Residential real estate and home equity	486,156	511,379	519,881	545,606
Consumer	125,888	131,447	135,498	139,417
Total loans and leases	5,523,085	5,489,301	5,627,036	5,129,514
Allowance for loan and lease losses*	(139,550)	(140,654)	(136,817)	(120,798)
Net loans and leases	5,383,535	5,348,647	5,490,219	5,008,716
Equipment owned under operating leases, net	61,395	65,040	79,703	101,238
Net premises and equipment	48,288	49,373	49,933	52,431
Goodwill and intangible assets	83,942	83,948	83,953	83,964
Accrued income and other assets	270,697	288,575	300,834	267,438
Total assets	$7,511,931	$7,316,411	$7,290,949	$6,735,118
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,833,116	$1,636,684	$1,720,768	$1,219,327
Interest-bearing deposits:
Interest-bearing demand	2,068,382	2,059,139	1,885,771	1,591,419
Savings	1,148,823	1,082,848	992,320	840,606
Time	1,081,020	1,167,357	1,297,996	1,624,559
Total interest-bearing deposits	4,298,225	4,309,344	4,176,087	4,056,584
Total deposits	6,131,341	5,946,028	5,896,855	5,275,911
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	173,302	143,564	158,834	135,942
Other short-term borrowings	7,299	7,077	6,740	146,903
Total short-term borrowings	180,601	150,641	165,574	282,845
Long-term debt and mandatorily redeemable securities	81,722	81,864	81,659	81,877
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	123,744	148,444	173,082	158,419
Total liabilities	6,576,172	6,385,741	6,375,934	5,857,816
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2021, December 31, 2020, September 30, 2020, and March 31, 2020, respectively	436,538	436,538	436,538	436,538
Retained earnings	535,737	514,176	497,419	472,911
Cost of common stock in treasury (2,936,987, 2,816,557, 2,652,030, and 2,670,290 shares at March 31, 2021, December 31, 2020, September 30, 2020, and March 31, 2020, respectively)	(88,223)	(82,240)	(75,861)	(76,203)
Accumulated other comprehensive income	7,243	18,371	19,658	17,651
Total shareholders’ equity	891,295	886,845	877,754	850,897
Noncontrolling interests	44,464	43,825	37,261	26,405
Total equity	935,759	930,670	915,015	877,302
Total liabilities and equity	$7,511,931	$7,316,411	$7,290,949	$6,735,118

*ASU 2016-13 adopted during the fourth quarter of 2020 therefore September 30, 2020 and March 31, 2020 allowance amounts reflect the incurred loss method.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Interest income:
Loans and leases	$57,864	$64,113	$61,526
Investment securities, taxable	3,988	3,940	5,550
Investment securities, tax-exempt	174	192	264
Other	266	333	346
Total interest income	62,292	68,578	67,686
Interest expense:
Deposits	3,526	4,811	10,851
Short-term borrowings	36	90	254
Subordinated notes	818	824	884
Long-term debt and mandatorily redeemable securities	500	746	853
Total interest expense	4,880	6,471	12,842
Net interest income	57,412	62,107	54,844
Provision for credit losses*	2,398	4,970	11,353
Net interest income after provision for loan and lease losses	55,014	57,137	43,491
Noninterest income:
Trust and wealth advisory	5,481	5,524	4,848
Service charges on deposit accounts	2,447	2,634	2,605
Debit card	4,182	3,990	3,373
Mortgage banking	3,901	3,549	2,336
Insurance commissions	2,152	1,624	1,881
Equipment rental	4,629	5,167	6,630
Gains on investment securities available-for-sale	—	—	280
Other	3,077	3,497	2,669
Total noninterest income	25,869	25,985	24,622
Noninterest expense:
Salaries and employee benefits	25,196	27,547	24,401
Net occupancy	2,719	2,539	2,721
Furniture and equipment	6,458	6,776	6,407
Depreciation – leased equipment	3,773	4,940	5,427
Professional fees	1,613	1,576	1,442
Supplies and communication	1,475	1,234	1,634
FDIC and other insurance	665	851	288
Business development and marketing	997	754	1,359
Loan and lease collection and repossession	129	444	763
Other	1,115	2,303	2,093
Total noninterest expense	44,140	48,964	46,535
Income before income taxes	36,743	34,158	21,578
Income tax expense	8,637	7,695	5,160
Net income	28,106	26,463	16,418
Net (income) loss attributable to noncontrolling interests	(1)	1	(5)
Net income available to common shareholders	$28,105	$26,464	$16,413
Per common share:
Basic net income per common share	$1.10	$1.03	$0.64
Diluted net income per common share	$1.10	$1.03	$0.64
Cash dividends	$0.29	$0.28	$0.29
Basic weighted average common shares outstanding	25,320,930	25,492,140	25,523,356
Diluted weighted average common shares outstanding	25,320,930	25,492,140	25,523,356
*ASU 2016-13 adopted during the fourth quarter of 2020 therefore March 31, 2020 provision amount reflects the incurred loss method.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,193,583	$3,987	1.35%	$1,056,727	$3,940	1.48%	$973,421	$5,550	2.29%
Tax exempt(1)	37,394	214	2.32%	41,345	237	2.28%	57,219	325	2.28%
Mortgages held for sale	14,285	86	2.44%	17,844	120	2.68%	11,294	96	3.42%
Loans and leases, net of unearned discount(1)	5,499,009	57,860	4.27%	5,517,707	64,075	4.62%	5,098,397	61,520	4.85%
Other investments	216,280	266	0.50%	347,837	333	0.38%	41,463	346	3.36%
Total earning assets(1)	6,960,551	62,413	3.64%	6,981,460	68,705	3.92%	6,181,794	67,837	4.41%
Cash and due from banks	75,178			75,055			65,407
Allowance for loan and lease losses	(143,206)			(143,888)			(112,239)
Other assets	457,890			489,804			476,159
Total assets	$7,350,413			$7,402,431			$6,611,121

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,261,207	$3,526	0.34%	$4,272,622	$4,811	0.45%	$4,076,270	$10,851	1.07%
Short-term borrowings	176,726	36	0.08%	222,699	90	0.16%	202,545	254	0.50%
Subordinated notes	58,764	818	5.65%	58,764	824	5.58%	58,764	884	6.05%
Long-term debt and mandatorily redeemable securities	80,967	500	2.50%	81,576	746	3.64%	77,973	853	4.40%
Total interest-bearing liabilities	4,577,664	4,880	0.43%	4,635,661	6,471	0.56%	4,415,552	12,842	1.17%
Noninterest-bearing deposits	1,719,264			1,697,154			1,196,106
Other liabilities	115,034			147,703			131,858
Shareholders’ equity	894,553			884,530			844,724
Noncontrolling interests	43,898			37,383			22,881
Total liabilities and equity	$7,350,413			$7,402,431			$6,611,121
Less: Fully tax-equivalent adjustments		(121)			(127)			(151)
Net interest income/margin (GAAP-derived)(1)		$57,412	3.35%		$62,107	3.54%		$54,844	3.57%
Fully tax-equivalent adjustments		121			127			151
Net interest income/margin - FTE(1)		$57,533	3.35%		$62,234	3.55%		$54,995	3.58%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2021	2020	2020
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$62,292	$68,578	$67,686
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	81	82	90
(C)	– Tax exempt investment securities	40	45	61
(D)	Interest income – FTE (A+B+C)	62,413	68,705	67,837
(E)	Interest expense (GAAP)	4,880	6,471	12,842
(F)	Net interest income (GAAP) (A-E)	57,412	62,107	54,844
(G)	Net interest income - FTE (D-E)	57,533	62,234	54,995
(H)	Annualization factor	4.056	3.978	4.022
(I)	Total earning assets	$6,960,551	$6,981,460	$6,181,794
	Net interest margin (GAAP-derived) (F*H)/I	3.35%	3.54%	3.57%
	Net interest margin – FTE (G*H)/I	3.35%	3.55%	3.58%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$57,412	$62,107	$54,844
(G)	Net interest income – FTE	57,533	62,234	54,995
(J)	Plus: noninterest income (GAAP)	25,869	25,985	24,622
(K)	Less: gains/losses on investment securities and partnership investments	(460)	(714)	(513)
(L)	Less: depreciation – leased equipment	(3,773)	(4,940)	(5,427)
(M)	Total net revenue (GAAP) (F+J)	83,281	88,092	79,466
(N)	Total net revenue – adjusted (G+J–K–L)	79,169	82,565	73,677
(O)	Noninterest expense (GAAP)	44,140	48,964	46,535
(L)	Less:depreciation – leased equipment	(3,773)	(4,940)	(5,427)
(P)	Noninterest expense – adjusted (O–L)	40,367	44,024	41,108
	Efficiency ratio (GAAP-derived) (O/M)	53.00%	55.58%	58.56%
	Efficiency ratio – adjusted (P/N)	50.99%	53.32%	55.79%

		End of Period
		March 31,	December 31,	March 31,
		2021	2020	2020
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$891,295	$886,845	$850,897
(R)	Less: goodwill and intangible assets	(83,942)	(83,948)	(83,964)
(S)	Total tangible common shareholders’ equity (Q–R)	$807,353	$802,897	$766,933
(T)	Total assets (GAAP)	7,511,931	7,316,411	6,735,118
(R)	Less: goodwill and intangible assets	(83,942)	(83,948)	(83,964)
(U)	Total tangible assets (T–R)	$7,427,989	$7,232,463	$6,651,154
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.87%	12.12%	12.63%
	Tangible common equity-to-tangible assets ratio (S/U)	10.87%	11.10%	11.53%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$891,295	$886,845	$850,897
(V)	Actual common shares outstanding	25,268,687	25,389,117	25,535,384
	Book value per common share (GAAP-derived) (Q/V)*1000	$35.27	$34.93	$33.32
	Tangible common book value per share (S/V)*1000	$31.95	$31.62	$30.03

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
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